UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 15, 2006

PACER INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Commission file number 000-49828

Tennessee 62-0935669

(State or other jurisdiction (I.R.S. employer of incorporation) identification no.)

2300 Clayton Road, Suite 1200

Concord, CA 94520

Telephone Number (877) 917-2237

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement

(a) On March 20, 2006, the Company signed an Equipment Purchase Contract with Singamas Container Holdings Ltd. dated as of March 15, 2006, for the acquisition of 1,200 containers with an option to purchase up to 2,300 additional 53-ft containers. The Company expects the acquisition costs to range from approximately $11.6 million to $33.8 million, depending on the number of containers ordered and other variables. The Company expects to take delivery of the containers during 2006 and anticipates financing the equipment through operating leases.

The foregoing summary is qualified in its entirety by reference to the Equipment Purchase Contract, which attached hereto as Exhibit 10.1.

I

ITEM 9.01. Financial Statements and Exhibits

(c) Exhibits

10.1 Equipment Purchase Contract No. 2006-320 dated as of March 15, 2006 by and between Pacer International, Inc. and Singamas Container Holdings Ltd.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACER INTERNATIONAL, INC. A Tennessee Corporation

Dated: March 15, 2006 By: /s/ Lawrence C. Yarberry

Executive Vice President and Chief

Financial Officer

INDEX TO EXHIBITS

EXHIBIT

NUMBER

10.1 Equipment Purchase Contract No. 2006-320 dated as of March 15, 2006 by and between Pacer International, Inc. and Singamas Container Holdings Ltd.

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